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                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           SAL TRUST PREFERRED FUND I
             (Exact name of registrant as specified in its charter)


          DELAWARE                                    APPLIED FOR
  (State of incorporation or              (I.R.S. Employer Identification No.)
       organization)


  800 SHADES CREEK PARKWAY, SUITE 125
       BIRMINGHAM, ALABAMA                               35209
       (Address of principal                          (Zip Code)
        executive offices)


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
  If this form relates to the registration of a class         If this form relates to the registration of a
  of securities pursuant to Section 12(b) of the              class of securities pursuant to Section 12(g)
  Exchange Act and is effective pursuant to                   Of the Exchange Act and is effective pursuant to
  General Instruction A.(c), check the following              General Instruction A.(d), please check the
  box. [X]                                                    following box. [_]


  Securities Act registration statement file number to which the form relates:     333-82195
                                                                                --------------
                                                                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of each class                                Name of each exchange on which
                    to be so registered                                each class is to be registered

 COMMON SHARES OF BENEFICIAL INTEREST, WITH NO PAR VALUE                   AMERICAN STOCK EXCHANGE
                    ("FUND SHARES")
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The description of the Fund Shares is set forth in the Prospectus under the captions: "The Fund," "Fund Shares," "Management of the Fund," "Net Asset Value," "Distributions," "Tax Matters" and "Underwriting" and in the Statement of Additional Information under the caption: "Additional Tax Discussion -- Sale of Fund Shares" and is incorporated by reference to Pre-Effective Amendment No. 1 of Registration Statement on Form N-2 as filed on August 25, 1999.

ITEM 2.   EXHIBITS.

       No exhibits are filed with the Commission. Exhibits are filed with the American Stock Exchange or are part of the Fund's Registration Statement and any amendments thereto on Form N-2.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 SAL Trust Preferred Fund I


                                 By:   /s/ James S. Holbrook, Jr.
                                    -------------------------------------

                                           James S. Holbrook, Jr.
                                           President and Chairman


Date: September 9, 1999